Exhibit 10.18

RESTRICTED STOCK UNIT AGREEMENT

THIS AGREEMENT (this “Agreement”), dated as of              is made by and between FENDER MUSICAL INSTRUMENTS CORPORATION, a Delaware corporation (the “Company”), and              (the “Grantee”).

I. AWARD OF RESTRICTED STOCK UNITS

1.1 Grant of Restricted Stock Units. Grantee is hereby granted a restricted stock unit award (“Award”) effective as of              (the “Grant Date”). This Award applies to              shares of Class B Common Stock that will be reflected in a book account maintained by the Company until the Distribution Date (as defined below) or until forfeited (the “Restricted Stock Units”). Restricted Stock Units represent the right to receive Class B Common Stock. This Award is granted pursuant to the terms of the Fender Musical Instruments 2007 Amended and Restated Equity Compensation Plan, effective as of August 21, 2008, as amended (the “Plan”). Capitalized terms used in this Agreement and not defined herein shall have the meaning given to such terms in the Plan.

1.2 Limitations on Grant. Grantee agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan and this Restricted Stock Unit Agreement.

II. VESTING OF THE RESTRICTED STOCK UNITS

2.1 Restriction on Award. The Restricted Stock Units granted under the Agreement shall be forfeitable until such Restricted Stock Units have vested.

(a) This Award shall become vested in accordance with the schedule set forth below. On the Distribution Date (as defined below), the Company shall issue to the Grantee one Share for each Restricted Stock Unit which has vested as of such date. As used herein, the Distribution Date is the earlier of:             , or such earlier date as the Grantee’s termination of Service with the Company (and its Subsidiaries) for any reason to the extent then vested, or, if earlier, the occurrence of a Change in Control. The period of time prior to the Distribution Date is referred to as the “Restricted Period.” The Company may in its discretion determine to pay to the Grantee the Fair Market Value of the Shares in cash rather than issuing the Shares, and the timing of such payment shall also be the Distribution Date. The Restricted Stock Units shall initially be unvested and shall vest as follows:              percent (__%) of the Restricted Stock Units shall vest upon the Grantee’s completion of each year of Service measured from              until the Restricted Stock Units have vested in full.

(b) If the Grantee’s termination of Service is due to death or Disability, as determined by the Company, all Restricted Stock Units shall vest in full.

2.2 Termination Prior to Vesting. If the Grantee’s Service with the Company (and its Subsidiaries) terminates for any reason during the Restricted Period, then the unvested portion (after giving effect to the vesting described in paragraph 2.1(b) above, if applicable) of the Award will be forfeited on the date of such termination of Service, without any further obligation of the Company to the Grantee and all rights of the Grantee with respect to the unvested Restricted Stock Units shall terminate.

III. RIGHTS DURING RESTRICTED PERIOD

3.1 No Voting, Dividend Rights. The Grantee will not have any right to vote the Restricted Stock Units or to receive credit for cash dividends during the Restricted Period.

3.2 No Stockholder Status, Units are not Transferable. The Grantee shall not be deemed a stockholder of the Company with respect to any of the Restricted Stock Units during the Restricted Period. The Restricted Stock Units may not be sold, assigned, pledged, encumbered or otherwise transferred, except as set forth in the Plan or with the consent of the Company.

IV. REPURCHASE RIGHTS

4.1 The Grantee hereby acknowledges that the Shares shall be subject to the repurchase rights set forth in Section 4 of the Third Amended and Restated Stockholders’ Agreement (the “Stockholders Agreement”) and may also be subject to repurchase under any employee stock ownership agreements that Grantee may be required to enter into pursuant to section 5.2 below. The repurchase right under the Stockholders Agreement shall be exercisable in accordance with the provisions of Section 4 of the Stockholders Agreement.

V. OTHER PROVISIONS

5.1 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall (a) confer upon the Grantee any right to continue in the Service of the Company or any of its Subsidiaries, or (b) interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to discharge the Grantee at any time for any reason whatsoever, with or without Cause, except pursuant to an employment agreement, if any, executed by and between the Company or any of its Subsidiaries and the Grantee.

5.2 Shares Subject to Plan and Stockholder Agreement. The Grantee acknowledges that this Award is subject to the terms of the Plan and the Shares are subject to the terms of the Plan and the Stockholders Agreement and/or such other employee stock ownership agreement as may then be in effect. Grantee further understands and agrees that as a condition of issuance of the Shares, the Company may require that Grantee become a party to an employee stock ownership agreement in such form as the Company may from time to time require as a condition to issuance of the Shares (an “Employee Stock Ownership Agreement”). Grantee has carefully read and hereby represents and warrants that he, she or it understands the terms and provisions of the Stockholders Agreement. If not previously executed and delivered by the Grantee, Grantee shall be required to execute and deliver to the Company a counterpart signature page to the Stockholders Agreement as a condition of receiving the shares.

5.3 Construction. This Agreement shall be administered, interpreted and enforced under the laws of the state of Delaware, without regard to conflicts of laws provisions that would give effect to the laws of another jurisdiction.

5.4 Conformity to Securities Laws. The Grantee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission. Notwithstanding anything herein to the contrary, the Plan shall be administered only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. The Restricted Stock Units and the Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act) or the applicable securities laws of any state and are being granted and issued to Grantee in reliance upon one or more exemptions from such registration, including the exemption provided by SEC Rule 701 for stock issuances under compensatory benefit plans such as the Plan. Grantee hereby confirms that Grantee has been informed that the Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Shares are first registered under the Federal securities laws and under any applicable state securities laws or unless exemptions from such registration requirements are available. Accordingly, Grantee hereby acknowledges that Grantee is prepared to hold the Shares for an indefinite period and that Grantee is aware that SEC Rule 144 issued under the 1933 Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of the Shares from the registration requirements of the 1933 Act. Grantee represents and warrants that it will acquire the Shares, if applicable, for his or her own account for investment and not with a view to distribution, assignment, resale or other transfer, and that by reason of his or her business or financial experience, or the business or experience of his or her professional advisors, Grantee has the capacity to protect his or her own interests in connection with acquiring the Shares.

5.5 Restrictions on Disposition of Shares. Grantee shall make no disposition of the Shares (other than a Permitted Transfer) unless and until there is compliance with all of the following requirements:

(a) Grantee shall have provided the Company with a written summary of the terms and conditions of the proposed disposition.

(b) Grantee shall have complied with all requirements of this Agreement and the Stockholders Agreement applicable to the disposition of the Shares.

(c) Grantee shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that (a) the proposed disposition does not require registration of the Shares under the 1933 Act or under any applicable state securities laws or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act and for compliance with any applicable state securities laws or any exemption from registration available under the 1933 Act (including Rule 144) and under any applicable state securities laws have been taken.

The Company shall not be required (i) to transfer on its books any Shares which have been sold or transferred in violation of the provisions of this Agreement, the Stockholders Agreement, or any applicable Employee Stock Ownership Agreement or (ii) to treat as the owner of the Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement, the Stockholders Agreement, or any applicable Employee Stock Ownership Agreement.

A “Permitted Transfer” shall mean any sale, assignment, transfer, gift, pledge, encumbrance, hypothecation, grant or security interest or any other voluntary or involuntary disposition of Purchased Shares to a Permitted Transferee (as defined in the Stockholders Agreement).

5.6 Restrictive Legends. The stock certificates for the Shares shall be endorsed with one or more of the following restrictive legends:

“The shares represented by this certificate have not been registered under the Securities Act of 1933 or any applicable state securities laws. The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act and such state securities laws, (b) a “no action” letter of the Securities and Exchange Commission and from each applicable state securities authority with respect to such sale or offer or (c) satisfactory assurances to the Corporation that registration under such Act and such state securities laws is not required with respect to such sale or offer.”

“The shares represented by this certificate are subject to certain repurchase rights and rights of first refusal granted to the Corporation and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a Restricted Stock Unit Agreement dated by and between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares). A copy of such agreement is maintained at the Corporation’s principal corporate offices.”

“In addition, the shares represented by this certificate are subject to certain restrictions set forth in the Corporation’s Third Amended and Restated Stockholders Agreement, as the same may be amended from time to time. A copy of such agreement is maintained at the Corporation’s principal corporate offices.”

5.7 Transferee Obligations. Each person to whom any Shares are transferred by means of any sale, assignment, transfer, gift, pledge, encumbrance, hypothecation, grant or security interest or any other voluntary or involuntary disposition of Shares must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and the Stockholders Agreement.

5.8 Market Stand-Off. The Grantee hereby acknowledges that the Shares shall be subject to the market stand-off restrictions set forth in Section 6.17 of the Stockholders Agreement.

5.9 Right of First Refusal. The Grantee hereby acknowledges that the Shares shall be subject to the rights of first refusal and rights of co-sale set forth in Section 3 of the Stockholders Agreement. Such rights of first refusal and rights of co-sale shall be exercisable in accordance with the provisions of Section 3 of the Stockholders Agreement.

5.10 Voting for Directors. The Grantee hereby acknowledges that the Shares shall be subject to the voting requirements set forth in Section 5 of the Stockholders Agreement.

5.11 Tax Withholding. The Company is obligated to withhold federal, state and local taxes) as determined by the Plan Administrator to be required by law. Applicable withholding and source of payments shall be in accordance with the terms of the Plan.

5.12 Entire Agreement. The parties hereto acknowledge that this Agreement and the Plan set forth the entire agreement and understanding of the parties and supersede all prior written or oral agreements or understandings with respect to the subject matter hereof, except that any provisions therein regarding confidentiality or non-competition remain in full force and effect in favor of the Company and its Subsidiaries as if the agreements containing such provisions were not so superseded. The obligations imposed by this Agreement are severable and should be construed independently of each other. The invalidity of one provision shall not affect the validity of any other provision. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, or as applied to any circumstances, under the laws of any jurisdiction which may govern for such purpose, then such provision shall be deemed, to the extent allowed by the laws of such jurisdiction, to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, either generally or as applied to such circumstance, or shall be deemed exercised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

5.13 Amendment. The Board at any time, and from time to time, may amend the terms of this Agreement, provided, however, that the rights of the Grantee shall not be adversely impaired without the Grantee’s written consent. The Company shall provide the Grantee with notice and a copy of any amendment made to this Agreement. In addition, no amendment shall accelerate or delay the time provided for distribution of [cash or] Shares in Section 2.1 of this Agreement.

5.14 Compliance with Section 409A. This Restricted Stock Unit Agreement is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. Payment under this Agreement shall be made in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Restricted Stock Unit Agreement that would cause the payment or settlement thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

5.15 Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Secretary. Any notice to be given to Grantee may be addressed to Grantee at his address as it appears on the Company’s records, or at such other address as the Grantee may hereafter designate in writing to the Company. Any such notice shall be deemed to have been duly given if and when personally delivered or enclosed in a properly sealed envelope addressed as aforesaid, and deposited, postage prepaid, in the United States mails.

5.16 Counterparts. This Agreement may be executed in several counterparts, including via facsimile transmission, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the day, month and year first set forth above.

FENDER MUSICAL INSTRUMENTS CORPORATION

By:
Name: William Mendello
Title: Chief Executive Officer

THE GRANTEE:

Signature:
Name: